Exhibit 99.1

HEALTHCARE SERVICES GROUP, INC.
INCREASES FOURTH QUARTER CASH DIVIDEND, PROVIDES UPDATE ON 2015 RESULTS AND 2016 REVENUE GROWTH
Bensalem, PA - January 26, 2016 - Healthcare Services Group, Inc.'s (NASDAQ:HCSG) Board of Directors has declared a quarterly cash dividend of $0.18125 per common share, payable on March 25, 2016 to shareholders of record at the close of business on February 19, 2016. This represents the 51st consecutive quarterly cash dividend payment, as well as the 50th consecutive increase since our initiation of quarterly cash dividend payments in 2003.
In connection with the financial results to be reported in the upcoming release, the Company has, while denying any violations, agreed to mediated settlements regarding certain labor and employment related matters. The Company estimates that such settlements, and related costs and expenses will unfavorably impact 2015 financial results by approximately $0.13 to $0.14 per diluted common share.
The Consolidated Appropriations Act, 2016 (the "Act") signed into law on December 18, 2015, included provisions that addressed the expiration of certain business tax extenders. Specifically, the Act reinstated the Work Opportunity Tax Credit ("WOTC") program from January 1, 2015 through December 31, 2019. The Company expects the reinstatement of the WOTC to favorably impact its income tax rate and related financial results in 2015 as well as subsequent periods, through 2019.
Additionally, as a continuation of its strong top-line momentum from 2015, the Company announced it has recently entered into service agreements, to be phased in during the first quarter of 2016, with annual revenues of over $70 million. The Company expects the impact of these new service agreements to be fully reflected in the second quarter results.
The Company intends to release financial results for the three months and year ended December 31, 2015 on Tuesday, February 2, 2016. The Company will host a conference call on Wednesday, February 3rd at 8:30 a.m. Eastern Time to discuss its results for the three months and year ended December 31, 2015. The call may be accessed via phone at 800-893-5360. The call will be simultaneously webcast under the "Events & Presentations" section of the investor relations page on our website, www.hcsg.com. A replay of the webcast will also be available on our website through approximately 10:00 p.m. Eastern Time on Wednesday, February 3rd.

Cautionary Statement Regarding Forward-Looking Statements

This release and any schedules incorporated by reference into it may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, which are not historical facts but rather are based on current expectations, estimates and projections about our business and industry, our beliefs and assumptions. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “goal,” and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking information is also subject to various risks and uncertainties. Such risks and uncertainties include, but are not limited to, risks arising from our providing services exclusively to the health care industry, primarily providers of long-term care; credit and collection risks associated with this industry; from having several significant clients who each individually contributed at least 3% with one as high as 9% of our total consolidated revenues for the year ended December 31, 2015; risks associated with our acquisition of Platinum Health Services, LLC; our claims experience related to workers' compensation and general liability insurance; the effects of changes in, or interpretations of laws and regulations governing the industry, our workforce and services provided, including state and local regulations pertaining to the taxability of our services and other labor related matters such as minimum wage increases; tax benefits arising from our corporate reorganization and self-funded health insurance program transition; risks associated with the reorganization of our corporate structure; and the risk factors described in our Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2014 in Part I thereof under ''Government Regulation of Clients,” ''Competition'' and ''Service Agreements/Collections,” and under Item IA “Risk Factors”.

These factors, in addition to delays in payments from clients, have resulted in, and could continue to result in, significant additional bad debts in the near future. Additionally, our operating results would be adversely affected if unexpected increases in the costs of labor and labor-related costs, materials, supplies and equipment used in performing services could not be passed on to our clients.

In addition, we believe that to improve our financial performance we must continue to obtain service agreements with new clients, provide new services to existing clients, achieve modest price increases on current service agreements with existing clients and maintain internal cost reduction strategies at our various operational levels. Furthermore, we believe that our ability to sustain the internal development of managerial personnel is an important factor impacting future operating results and successfully executing projected growth strategies.

Healthcare Services Group, Inc. is the largest national provider of professional housekeeping, laundry and dietary services to long-term care and related health care facilities.

Company Contacts:

Daniel P. McCartney	Theodore Wahl	Matthew J. McKee
Chairman	President and Chief Executive Officer	Vice President of Strategy

215-639-4274
investor-relations@hcsgcorp.com

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